DOC ID ----> H133_0968

State of Ohio
Department of State

H0133-0968

Bob Taft
Secretary of State

Date 6/14/91 Number 535627 Receipt No. 91337

H133-0968 0231

Received of or filed by DUNLEVEY, MAHAN & FURRY

The sum of $ 45.00 for filing AMD MIS of

MACAULAY-BROWN, INC.

Returned to: 91337

[illegible]EY, MAHAN & FURRY
[illegible]

RECEIPT

Name: [illegible]LAY-BROWN, INC.

[illegible]

AMD	$	35.00
MIS		10.00
Total Fee:	$	[illegible]

DOC ID ----> H133_0968

H0133-0969

The State of Ohio

Bob Taft

Secretary of State

535627

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD MIS

of:

MACAULAY-BROWN, INC.

Recorded on Roll H133 at Frame 0970 of the Records of Incorporation and Miscellaneous Filings.

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 7TH **day of** JUNE **,**
A.D. 19 91 .

Bob Taft

Bob Taft
Secretary of State

SEC 6002 (Rev. 12/90)

DOC ID ----> H133_0968

H0133-0970

535427

CERTIFICATE

OF

AMENDMENT

TO

AMENDED ARTICLES OF INCORPORATION

OF

MACAULAY-BROWN, INC.

John D. MacAulay, President, and Charles G. Brown, Secretary, of MacAulay-Brown, Inc.. an Ohio corporation (the "Corporation"), DO HEREBY CERTIFY that at a Special Meeting of the shareholders of the Corporation duly called and held on February 27, 1991 (the "Special Meeting"), the Amendment to the Amended Articles of Incorporation annexed hereto and made a part hereof (the "Amendment") was duly adopted by the affirmative vote of the holders of 78.14% of the outstanding Common Shares, no par value, of the Corporation ("Shares").

The undersigned officers DO FURTHER HEREBY CERTIFY that the written notice specified in Section 1701.69(B)(10)(b), Ohio Revised Code, was duly given to all shareholders of the Corporation entitled to notice of and to vote at the Special Meeting.

The undersigned officers DO FURTHER HEREBY CERTIFY that 21.86% of the Shares were voted against the proposal to adopt the Amendment, which Shares, if voted cumulatively at an election of all directors of the Corporation at the time the Amendment was acted upon at the Special Meeting, would not have been sufficient

DOC ID ----> H133_0968

0133-0671

to elect at least one director within the purview of Section 1707.71(A)(1), Ohio Revised Code.

IN WITNESS WHEREOF, the undersigned officers have hereunto affixed their official signatures on February 27, 1991.

John D. MacAulay, President

Charles G. Brown, Secretary

DOC ID ----> H133_0968

H133-0972

AMENDMENT

TO

AMENDED ARTICLES OF INCORPORATION

OF

MACAULAY-BROWN, INC.

The Amended Articles of Incorporation of MacAulay-Brown, Inc., an Ohio corporation, are hereby amended by adding thereto (immediately following Article Seventh thereof) a new Article Seventh(A) which shall read as follows:

"SEVENTH(A): No shareholder shall have the right to vote cumulatively in the election of directors of the corporation."

DOC ID ----> H133_0968

[illegible]33-0973

DUNLEVEY, MAHAN & FURRY

ROBERT T. DUNLEVEY, JR
CHARLES W. MAHAN
RICHARD L. FURRY
STEPHEN A. WATRING
W. MICHAEL CONWAY
GARY W. AUMAN
STEVEN H. WARD
THERESA M. MUHIC

A LEGAL PROFESSIONAL ASSOCIATION
800 ONE FIRST NATIONAL PLAZA
130 WEST SECOND STREET
DAYTON, OHIO 45402-1505

AREA CODE 513
223-6003
FACSIMILE
223-8550

OF COUNSEL
GARY T. BRINSFIELD

June [illegible], 1991

Secretary of State
State of Ohio
30 East Broad Street, 14th Floor
Columbus, OH 43266-0418

RE: Amendment to Articles of Incorporation for MacAulay-Brown, Inc.

Dear Sir:

Enclosed please find the Certificate of Amendment to the Articles of Incorporation of MacAulay-Brown, Inc., along with our check in the amount of $45.00 to cover the filing fee and expedited handling for this Amendment to the Articles of Incorporation. Please place of record as promptly as possible and return the same to me in the enclosed business reply envelope. Also, please file stamp immediately the enclosed photocopy and return the same to me in the second business reply envelope.

Should you have any questions concerning my requests, please feel free to contact me.

Yours truly,

Charles W. Mahan

Charles W. Mahan

CWM:mb
Enclosures:
As Stated